Exhibit 99.1

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	UNION COMMUNITY BANCORP

This Proxy is Solicited on Behalf of		1.	Proposal to approve the Agreement	For	Against	Abstain
the Board of Directors of the Company			and Plan of Merger dated	☐	☐	☐
August 23, 2005, and the merger of
The undersigned hereby appoints J. Lee Walden and Mark E.			Union Community Bancorp into
Foster, and each of them, attorneys-in-fact and proxies, with			MainSource Financial Group, Inc.
full power of substitution, to vote as designated below all			provided for therein
shares of Common Stock of Union Community Bancorp
which the undersigned would be entitled to vote if personally		2.	Proposal to postpone or adjourn the	For	Against	Abstain
present at the special meeting of Shareholders to be held on			meeting to permit further solicitation	☐	☐	☐
, 2006, at :00 .m., and at any adjournment			of proxies, if necessary
thereof.
		3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of the Company.  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders.  If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

The undersigned acknowledges receipt from Union Community
Please be sure to sign and date	Date	Bancorp, prior to the execution of this proxy, of notice of the
this Proxy in the box below.		special meeting.

When shares are held as joint tenants, both should sign. When
Stockholder sign above	Co-holder (if any) sign above	signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Ç        Detach above card, sign, date and mail in postage paid envelope provided.        Ç

UNION COMMUNITY BANCORP

221 E. Main Street  •  Crawfordsville, Indiana 47933

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.